Exhibit 10.7

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT (the "Amendment"), dated as of December 4, 1998, is by and between SIGHT RESOURCE CORPORATION, a Delaware corporation ("SRC"), and WILLIAM T. SULLIVAN (the "Employee"). Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Agreement (as defined below).

         WHEREAS, the parties have previously entered into an Employment Agreement dated as of January 26, 1998 (the "Agreement"), pursuant to which, among other things, the Employee serves as the Company's President;

         WHEREAS, the Board of Directors of SRC has determined the need to continue to provide the Employee with appropriate compensation incentives and market-based compensation arrangements;

         WHEREAS, in connection with the foregoing, the parties desire to amend and/or clarify certain terms and provisions of the Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. AMENDMENT TO TERM OF EMPLOYMENT. The first sentence of
Section 2(a) of the Agreement is amended by deleting the words "6 months" in the first proviso of such sentence and substituting the words "thirty (30) days" in lieu thereof.


         Section 2. AMENDMENT TO COMPENSATION AS PRESIDENT. Section 3(b) of the Agreement is amended by deleting such subsection in its entirety and substituting in lieu thereof the following new Section 3(b):

                 (b) In the event your employment shall be terminated by the
                     Company without Cause at any time or in the event that the Company elects not to renew your employment at the end of the Initial Term or at the end of any successor two-year period (or such shorter period as may be mutually agreed by you and the Company) pursuant to Section 2(a) herein, or in the event that you terminate your employment hereunder by reason of a material change in your duties imposed by the Board of Directors of the Company or by reason of any material breach by the Company of its obligations to you, the Company shall continue to pay you your Base Salary then in effect and the cost of your health insurance for a period of two years (the "Severance Period") following any such termination or non-renewal of employment. In the event that you are terminated by the Company without Cause, you will also be entitled to reimbursement of


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                     reasonable outplacement expenses actually incurred by you, not to exceed in any event an amount equal to 17% of your Base Salary. All payments made under this Section 3(b) shall be made at the times and at the rate specified in
                     Section 3(a) hereof.

  Section 3. AMENDMENT TO CHANGE OF CONTROL PROVISIONS. The first sentence of
  Section 8(a) of the Agreement is amended by deleting the words "your Base Salary" in the last clause of such sentence and substituting the words "two
  (2) times your Base Salary" in lieu thereof.

         Section 4. EFFECT OF AMENDMENT. The parties hereby ratify and confirm all of the provisions of the Agreement, as amended hereby, and agree and acknowledge that the Agreement as so amended remains in full force and effect.

         Section 5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts to be made and performed entirely within the Commonwealth of Massachusetts.

         Section 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.







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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.


                                          SIGHT RESOURCE CORPORATION



                                          By:  /s/ JAMES T. NORTON
                                               ---------------------------------
                                               James T. Norton
                                               Chief Financial Officer
                                               Hereunto Duly Authorized




                                               /s/ WILLIAM T. SULLIVAN
                                               ---------------------------------
                                               William T. Sullivan